23.1

Consent of KPMG LLP, Independent auditors

                                                                    Exhibit 23.1



The Board of Directors
ePlus inc.:


We consent to the inclusion of our report dated October 13, 1999, with respect to the balance sheets of CLG, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity, and cash flows for each of the years then ended and for the eleven months ended December 31, 1996, which report appears in the Form 8-KA of ePlus inc. (formerly known as MLC Holdings, Inc.) dated December 17, 1999.


                                        By: /s/KPMG LLP
                                        ---------------
                                            KPMG LLP

Raleigh, North Carolina
December 17, 1999